Exhibit 99.2

Xpliant, Inc.

(A development stage enterprise)

Financial Statements

As of March 31, 2015 and December 31, 2014

and for the three months ended March 31, 2015 and 2014

Xpliant, Inc.

(A development stage enterprise)

Index to Condensed Financial Statements (unaudited)

Page(s)

Condensed Financial Statements

Condensed Balance Sheets as of March 31, 2015 and December 31, 2014	1

Condensed Statements of Operations for the three months ended March 31, 2015 and 2014	2

Condensed Statements of Cash Flows for the three months ended March 31, 2015 and 2014	3

Notes to Condensed Financial Statements	4–8

Xpliant, Inc.

(A development stage enterprise)

Condensed Balance Sheets (in thousands, except share and per share data)

	As of March 31, 2015	As of December 31, 2014
Assets
Current assets:
Cash	$2,341	$393
Prepaid expenses and other current assets	1,117	210

Total current assets	3,458	603
Property and equipment, net	9,889	8,675
Intangible assets, net	31	42
Long-term notes receivable	15,000	—

Total assets	$28,378	$9,320

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$9,366	$16,586
Accrued expenses and other current liabilities	9,301	1,911
Notes payable	85,772	62,772
Current portion of long-term liabilities	115	2,782

Total current liabilities	104,554	84,051

Commitments and contingencies (Note 5)

Stockholders’ deficit
Common stock, par value $0.0001:
30,000,000 shares authorized; 10,000,000 shares issued and outstanding	1	1
Accumulated deficit	(76,177)	(74,732)

Total stockholders’ deficit	(76,176)	(74,731)

Total liabilities and stockholders’ deficit	$28,378	$9,320

The accompanying notes are an integral part of these condensed financial statements.

Xpliant, Inc.

(A development stage enterprise)

Condensed Statements of Operations (in thousands)

	Three Months Ended March 31,
	2015	2014
Royalty income	$15,000	$—

Operating expenses:
Research and development	13,270	4,767
Sales, general and administrative	2,103	286

Total operating expenses	15,373	5,053

Loss from operations	(373)	(5,053)

Other income (expense), net:
Interest expense	(1,124)	(369)
Change in fair value of notes payable and other	—	(858)
Other, net	52	—

Total other expense, net	(1,072)	(1,227)

Net loss	$(1,445)	$(6,280)

The accompanying notes are an integral part of these condensed financial statement.

Xpliant, Inc.

(A development stage enterprise)

Condensed Statements of Cash Flows (in thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(1,445)	$(6,280)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,355	740
Change in fair value of notes payable and other	—	858
Changes in assets and liabilities:
Prepaid expenses and other current assets	(907)	66
Accounts payable	(7,219)	(1,754)
Accrued expenses and other current liabilities	7,390	510
Royalty income included in long-term notes receivable	(15,000)	—

Net cash used in operating activities	(15,826)	(5,860)

Cash flows from investing activities:
Purchases of property and equipment	(2,559)	(230)

Net cash used in investing activities	(2,559)	(230)

Cash flows from financing activities:
Principal payment of current and long-term liabilities	(2,667)	(1,328)
Proceeds from notes payable and other	23,000	6,400

Net cash provided by financing activities	20,333	5,072

Net increase (decrease) in cash	1,948	(1,018)
Cash, beginning of period	393	1,902

Cash, end of period	$2,341	$884

Supplemental disclosure of cash flow from financing activities:
Property and equipment and intangible assets acquired included in current and long-term liabilities	—	983

The accompanying notes are an integral part of these condensed financial statements.

Xpliant, Inc.

(A development stage enterprise)

Notes to Condensed Financial Statements

1.	Organization and Basis of Presentation

Organization

Xpliant, Inc. (“the Company”) is a privately funded semiconductor company engaged in designing, developing and marketing next generation software defined network switches. The Company was incorporated in Delaware on November 14, 2011 and commenced operations in 2012 but has not derived any revenues from planned principal operations. The Company’s activities have consisted primarily of developing its technology and raising capital. Accordingly, the Company is considered to be in the development stage as of March 31, 2015.

Basis of Presentation

As of March 31, 2015, the Company had an accumulated deficit of $76.2 million and has incurred operating losses and negative cash flows since inception in 2011. As of March 31, 2015, the Company has cash of $2.3 million. The Company has a limited operating history and its prospects are subject to risks, expenses and uncertainties frequently encountered by companies in this stage of development and industry. These risks included, but were not limited to, the availability of additional financing, limited management resources, intense competition, dependence on the acceptance of the product in development and the uncertainty of achieving future profitability. With the consummation of the Agreement and Plan of Merger and Reorganization (“the Merger Agreement”) between the Company and Cavium, Inc. (“Cavium”) as discussed in detail in Note 6 of Notes to Condensed Financial Statements, the accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with Generally Accepted Accounting Principles, or GAAP, in the United States have been condensed or omitted pursuant to such rules and regulations. The December 31, 2014 condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by GAAP in the United States. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These unaudited condensed financial statements should be read in conjunction with the audited Financial Statements and related notes included in the Company’s audited financial statements as of and for the year ended December 31, 2014.

The accompanying condensed balance sheet as of March 31, 2015, the condensed statement of operations and the condensed statement of cash flows for the three months ended March 31, 2015 and 2014 are unaudited. The unaudited financial interim financial statements have been prepared on the same basis as the audited annual financial statements and, in the opinion of the management, reflect all adjustments, which include only normal recurring adjustments necessary for a fair statement of the Company’s financial position as of March 31, 2015 and the results of operations and cash flows for the three months ended March 31, 2015 and 2014. The financial data and other information disclosed in these notes related to the three months ended March 31, 2015 and 2014 are unaudited. The results for the three months ended March 31, 2015 are not necessarily indicative of results to be expected for the year ending December 31, 2015, any other interim periods, or any future year or period.

Significant Accounting Policies

The Company’s significant accounting policies are disclosed in the Company’s audited financial statements as of and for the year ended December 31, 2014. There had been no material changes to these accounting policies.

Xpliant, Inc.

(A development stage enterprise)

Notes to Condensed Financial Statements

2.	Fair Value Measurement

The carrying amounts of the Company’s financial instruments including accounts payable and accrued expenses approximate fair value due to their relatively short maturities.

See Note 5 of the Notes to Condensed Financial Statements for related discussions of Level 3 fair value hierarchy measurements.

3.	Balance Sheet Components

Property and equipment, net

	As of March 31, 2015	As of December 31, 2014
	(in thousands)
Test equipment	$11,250	$11,149
Software, computer and other equipment	4,519	2,061

	15,769	13,210
Less: accumulated depreciation and amortization	(5,880)	(4,535)

	$9,889	$8,675

In January 2015, the Company purchased and recorded design tools with a three-year term from a third party vendor amounting to $2.4 million. Depreciation and amortization expense was $1.3 million and $0.7 million for the three months ended March 31, 2015 and 2014, respectively.

Accounts payable

Accounts payable as of March 31, 2015 and December 31, 2014 includes payable to Cavium, Inc. (“Cavium”) of $8.5 million and $14.2 million, respectively. See Note 7 of Condensed Financial Statements for further discussions. Other components of accounts payable balance consisted mainly of invoiced research and development consulting services and other general and administrative services.

Accrued expenses and other current liabilities

	As of March 31, 2015	As of December 31, 2014
	(in thousands)
Manufacturing rights payable	$7,500	$—
Accrued interest	1,737	1,854
Accrued accounts payable	64	57
Others	—	—

	$9,301	$1,911

4.	Commitments and Contingencies

The Company leases office space under a month-to-month operating lease for its operating facility located in San Jose, California. Rent expense for the three months ended March 31, 2015 and 2014 was $0.2 million and $0.1 million, respectively.

On March 30, 2015, the Company exercised its option to purchase the manufacturing rights to accelerate the take-over of manufacturing, and to relieve the Company from any further obligation to purchase product quantities from the Company’s specific integrated circuit, or ASIC, vendor. In consideration for this, the Company agreed to pay a $7.5 million manufacturing rights licensing fee and a per-unit royalty fee for certain ASIC products sold to certain customers for a limited time. The manufacturing rights licensing fee will be payable in 4 equal quarterly payments, with the first installment payment due 30 days from effective date of the exercise of option to purchase the manufacturing rights and each of the subsequent three installment payments being due on the first day of the following calendar quarter. The royalty shall be payable within 30 days after the end of each calendar quarter following the sale. Considering the terms of the purchase of the manufacturing rights and following

Xpliant, Inc.

(A development stage enterprise)

Notes to Condensed Financial Statements

the accounting guidance, the Company recorded the full amount of the manufacturing rights licensing fee within research and development expense in the condensed statements of operation for the three months ended March 31, 2015 and the related liability was recorded within accrued expenses and other current liabilities on the condensed balance sheet as of March 31, 2015.

The Company is not currently a party to any legal proceedings that management believes would have a material adverse effect on its financial position, results of operations or cash flows of Company.

5.	Notes payable

The outstanding notes payable included in the Company’s condensed consolidated balance sheets as of March 31, 2015 and December 31, 2014 relates to the funding received by the Company from Cavium. During the three months ended March 31, 2015, the Company received additional funding from Cavium of $23.0 million in exchange for promissory note. As of March 31, 2015, the Company received cash advances from Cavium of $85.8 million, consisting of $10.0 million under nine convertible notes, which, as amended, matured on August 31, 2014 and $75.8 million under several promissory notes which mature between April 2015 and March 2016. The outstanding convertible notes and promissory notes bear an annual interest rate of 6%. Two of the convertible notes held by Cavium are collateralized by a lien on the Company’s assets.

In addition to the funding received by the Company from Cavium, between May 2012 and January 2014, certain third party investors made cash advances of $13.0 million under several convertible notes which, as amended, matured on August 31, 2014 and $2.9 million under a convertible security. All of the convertible notes bore interest at a rate of 6%, payable at maturity. Two of the convertible notes held by a third party investor with a principal amount of $1.0 million matured and were paid by the Company in December 2013. Pursuant to the convertible notes, in the event the Company closes a corporate transaction, as defined in the convertible notes, the holders of the convertible notes were entitled to receive two times the outstanding principal plus any unpaid accrued interest. The convertible security had the same features as the convertible notes, with the exception of the requirement for repayment, interest and maturity. For accounting purposes, the Company determined that the convertible security had derivative features and determined that the fair value of the derivative features of the convertible security at the issuance date was approximately the same as the principal amount. All of the convertible notes and the derivative feature of convertible security were classified as Level 3 liability and were all remeasured and presented at fair value in the condensed consolidated financial statements at each reporting period. During the three months ended March 31, 2014, the Company recorded $0.9 million charge for the change in fair value of convertible notes and derivative features of convertible security held by third party investors. Pursuant to the option to acquire the Company, in June 2014, Cavium provided notice to the Company of its decision to exercise the purchase option. As such, the convertible notes and derivative features of convertible security held by the third party investors were valued to two times its principal amount at its maturity date. Pursuant to the Merger Agreement between the Company and Cavium as discussed in Note 6 of Notes to Condensed Financial Statements, in October 2014, a portion of the cash advances made by Cavium to the Company were used to settle all outstanding convertible notes, related accrued interest and convertible security held by non-controlling interest.

The convertible notes held by Cavium were not valued at two times the principal amount as they will be forgiven as part of the total consideration at the acquisition. The carrying amount of the promissory notes held by Cavium approximated its fair value due to their short-term maturities and will also be forgiven as part of the total consideration of the acquisition.

Xpliant, Inc.

(A development stage enterprise)

Notes to Condensed Financial Statements

6.	Acquisition of the Company

On July 30, 2014, the Company entered into an Agreement and Plan of Merger and Reorganization, which was amended on October 8, 2014 and March 31, 2015 (the “Merger Agreement”) with Cavium. Under the terms of the Merger Agreement, as amended, Cavium paid approximately $3.6 million in total cash consideration in exchange for all outstanding securities held by the Company’s stockholders. Pursuant to the Merger Agreement, as amended, a first closing occurred on March 31, 2015 by Cavium paying $2.5 million to the Company’s stockholders with respect to approximately 70% of the Company’s stock outstanding and a second and final closing occurred on April 29, 2015 by Cavium paying $1.1 million to the Company’s stockholders with respect to the then remaining approximately 30% of the Company’s stock outstanding.

Pursuant to the Merger Agreement and in connection with the transaction contemplated by the Merger Agreement, in October 2014, a portion of the cash advances made by Cavium to the Company in exchange for convertible notes and promissory notes as discussed above were used to settle all outstanding convertible notes, related accrued interest and convertible security held by certain third party investors of $30.8 million. Additionally, $1.7 million was used to make cash payments to the employees of the Company in exchange for their outstanding stock options. In October 2014, the Company terminated the employment of its employees and those employees were hired by Cavium.

7.	Related Party Disclosures

The Company considers Cavium as a related party considering the investment relationship to the Company. As discussed Notes 5 and 6 of Notes to Condensed Financial Statements, the Company entered into several convertible note and promissory note agreements with Cavium. During the three months ended March 31, 2015, the Company paid portion of the accrued interest to Cavium for certain notes that matured amounting to $1.0 million. The outstanding accrued interest payable to Cavium related to the issuance of these convertible notes and promissory notes as of March 31, 2015 and December 31, 2014 was $1.7 million and $1.7 million, respectively.

The Company has existing engineering and professional service agreement with Cavium. Total engineering service charges from Cavium recorded in research and development expense for the three months ended March 31, 2015 and 2014 amounted to $3.6 million and $0.6 million, respectively. Total professional service charges from Cavium recorded in the sales, general and administrative expenses for the three months ended March 31, 2015 and 2014 was $1.4 million and $0.03 million, respectively.

In February 2015, the Company and Cavium International, a subsidiary of Cavium, entered into an Exclusive License Agreement (“License Agreement”). Under the terms of the license agreement, Cavium International shall pay a lump sum of $15.0 million in exchange for an irrevocable, perpetual and exclusive license technology of the Company in its Asia territory. Subject to the terms of the license agreement, Cavium International issued an unsecured promissory note to the Company for the entire royalty amount. The promissory note bears interest at a rate of 2.64% compounded quarterly which matures in February 2025. Considering the terms of the license agreement, the Company recorded the entire consideration as royalty income in its statement of operations and as long-term notes receivable on its balance sheet as of and for the three months ended March 31, 2015, respectively. In addition, pursuant to the license agreement, during the three months ended March 31, 2015, the Company billed the research and development cost sharing amount to Cavium International for $6.4 million which was recorded as an offset against the accounts payable to Cavium within condensed balance sheet and a credit to research and development expenses within condensed statement of operations.

The Company also leases a facility from Cavium located in San Jose California. See Note 4 of Notes to Condensed Financial Statements for related discussions.

Total payable to Cavium included in accounts payable within condensed balance sheets consisted of the outstanding unpaid engineering and professional service charges and unpaid charges from leasing of facility, net of the receivable related to the research and development cost sharing charge as discussed above.

Xpliant, Inc.

(A development stage enterprise)

Notes to Condensed Financial Statements

8.	Income Taxes

The Company has established a full valuation allowance against its net deferred tax assets due to the uncertainty surrounding the realization of such assets. The Company has net operating loss carryforwards of approximately $56.5 million and $55.5 million for federal and state income tax purposes, respectively, at March 31, 2015. If not utilized, these federal and state carryforwards will begin to expire in 2032, respectively. As of March 31, 2015, the Company also has research and development tax credit carryforwards of approximately $2.0 million and $2.2 million for federal and state income tax purposes, respectively. If not utilized, the federal carryforwards will expire in various amounts beginning in 2032, and the state credits can be carried forward indefinitely.

Utilization of the net operating loss and research credit carryforwards may be subject to an annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of the net operating loss and research credit carryforwards before utilization.

The Company adopted the accounting guidance relating to uncertain tax position as of January 1, 2012. The cumulative effect of the adoption resulted in no impact as of January 1, 2012. No liability related to uncertain tax positions is recorded in the financial statements. There was no interest or penalties accrued at the adoption date and as of December 31, 2014 and March 31, 2015.

The Company files income tax returns in the US federal jurisdiction and in the state of California. All of the Company’s tax years remain open for examination by the federal and state authorities.

9.	Subsequent Events

For its condensed financial statements as of March 31, 2015 and December 31, 2014 and for the three months ended March 31, 2015 and 2014, the Company evaluated subsequent events through May 4, 2015, the date on which these condensed financial statements were issued. See Note 6 of the Notes to Condensed Financial Statements.